Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, Intermediate Term Trust 73, National Trust 392 (Insured) and California Trust 212:

We consent to the use of our report dated March 30, 2004, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

March 30, 2004